                                                                  EXHIBIT 10.1.2

                         EXECUTIVE EMPLOYMENT AGREEMENT


         EXECUTIVE EMPLOYMENT AGREEMENT effective January 1, 1998 (the "Agreement") by and between AMERICAN AIRCARRIERS SUPPORT, INC. (the "Company") with principal offices at Fort Mill, South Carolina and ELAINE RUDISILL (the "Executive").

         NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree as follows:

         1. Employment. The Company agrees to employ the Executive and the Executive agrees to serve the Company as its Chief Financial Officer.

         2. Position and Responsibilities. The Executive shall exert her best efforts and devote full time and attention to the affairs of the Company. The Executive shall have the authority and responsibility given by the general direction, approval and control of the Board of Directors, President and Chief Executive Officer of the Company, to the restrictions, limitations and guidelines set forth by the Board of Directors in resolutions adopted in the minutes of the Board of Directors meetings, copies of which will be provided to the Executive from time to time and will be incorporated herein by reference.

         3. Term of Employment. The term of the Executive's employment under this Agreement shall be deemed to have commenced on January 1, 1998 and shall continue until December 31, 1998 (the "Initial Term"), subject to extension as hereinafter provided or termination pursuant to the provisions set forth hereafter. Provided that Executive is in compliance with all of her obligations hereunder, the term of Executive's employment shall be automatically extended for an additional one-year terms upon expiration of the Initial Term unless either party hereto receives 30 days' prior written notice from the other electing not to extend the Executive's employment. Compensation during the term shall be that set forth in Section 6 hereof, unless one of the termination provisions overrides.

         4. Duties. During the period of her employment hereunder and except for illness, specified vacation periods and reasonable leaves of absence, the Executive shall devote her best efforts and full attention and skill to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereinafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company.

         5.  Compensation.   Commencing on January 1, 1998, the Company shall
pay to the Executive as compensation for her services the sum of $65,000 per year, payable semi-monthly, or such higher salary as may be from time to time approved by the Board of Directors. In addition, the Executive shall receive such additional compensation and/or bonuses (including an IPO completion bonus) or stock options as may be voted to her at the sole discretion of the Compensation Committee of the Board of Directors.

         6. Stock Options. In addition to the compensation described above, the Executive shall receive 20,000 stock options pursuant to the Omnibus Stock Plan of 1998.

         7. Expense Reimbursement. The Company will reimburse the Executive, at least semi-monthly, for all reasonable and necessary expenses, including without limitation, travel expenses, and reasonable entertainment expenses, incurred by her in carrying out her duties under this Agreement. The Executive shall present to the Company each month an account of such expenses in such form as is reasonably required by the Board of Directors.

         8. Medical and Dental Coverage. Commencing January 1, 1998, the Executive will be entitled to participate in the Company's employee group medical and other group insurance programs on the same basis as other executives of the Company.

         9. Medical Examination. The Executive agrees to submit herself for physical examination on one occasion per year as requested by the Company for the purpose of the Company's obtaining life insurance on the life of the Executive for the benefit of the Company as may be required; provided, however, that the Company shall bear the entire cost of such examinations and shall pay all premiums on any key man life insurance obtained for the benefit of the Company as beneficiary or with respect to any other designated beneficiary.

         10. Vacation Time. The Executive shall be entitled each year to a reasonable vacation in accordance with the established practices of the Company, now or hereafter in effect for the executive personnel, during which time the Executive's compensation shall be paid in full.

         11. Benefits Payable on Disability. If the Executive becomes disabled from properly performing services hereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay the Executive her then current salary hereunder for the first three (3) months of such continuous disability commencing with the first date of such disability.

         12.  Obligations of Executive During and After Employment.


                 (a) The Executive agrees that during the terms of her employment under this Agreement, she will engage in no other business activities directly or indirectly, which are competitive with or which might place her in a competing position to that of the Company, or any affiliated company.

                 (b) The Executive realizes that during the course of her employment, Executive will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and secret inventions and processes of the Company and its affiliated companies. Therefore, during or subsequent to her employment by the Company, or by an affiliated company, the Executive agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Executive shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies. The restrictions and obligations of Executive set forth in this Section 12(b) shall not apply to (i) information that is or becomes generally available and known to the industry (other than as a result of a disclosure directly or indirectly by Executive); or (ii) information that was known to Executive prior to Executive's employment by the Company or its predecessor.

                 (c) Because of her employment by the Company, Executive shall have access to trade secrets and confidential information about the Company, its business plans, its business accounts, its business opportunities, its expansion plans into other geographical areas and its methods of doing business. Executive agrees that for a period of two (2) years after termination or expiration of her employment, she will not, directly or indirectly, compete with the Company in its then present business or anticipated lines of business.

                 (d) In the event a court of competent jurisdiction finds any provision of this Section 12 to be so overbroad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Executive's intention to provide the Company with the broadest protection possible against harmful competition.

         13. Termination for Cause by the Company. The Company may, without liability, terminate the Executive's employment hereunder for cause at any time upon written notice from the Board of Directors specifying such cause, and thereafter the Company's obligations hereunder shall cease and terminate; provided, however, that such written notice shall not be delivered until after the Board of Directors shall have given the Executive written notice specifying the conduct alleged to have constituted such cause and the Executive has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice.

         Grounds for termination "for cause" are one or more of the following:

                 (a) A willful breach of a material duty by the Executive during the course of her employment;

                 (b)  Habitual neglect of a material duty by the Executive;

                 (c) Action or inaction by the Executive which places the Company in circumstances of financial peril; and

                 (d) Fraud on the Company or conviction of a felony involving or against the Company.

         14.  Termination by the Executive or the Company Without Cause.

                 (a) The Executive, without cause, may terminate this Agreement upon 90 days prior written notice to the Company. In such event, the Executive shall be required to render the services required under this Agreement during such 90-day period unless otherwise directed by the Board of Directors. Compensation for vacation time not taken by Executive shall be paid to the Executive at the date of termination. Executive shall be paid for only the ninety (90) day period pursuant to normal pay practices and then all obligations regarding pay shall cease.

                 (b) The Company, without cause, may terminate this Agreement. In such event, the Company shall pay a severance allowance equal to ninety (90) days salary to the Executive. No other benefits will be provided once this Agreement is terminated.

         15. Termination upon Death of Executive. In addition to any other provision relating to the termination, this Agreement shall terminate upon the Executive's death. In such event, the Company shall pay a severance allowance equal to ninety (90) days' salary to the Executive's estate.

         16. Arbitration. Any controversy, dispute or claim arising out of, or relating to, this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Charlotte, North Carolina in accordance with the Rules of the American Arbitration Association then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the State of South Carolina. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of South Carolina having jurisdiction of the matter.

         17.  General Provisions.

                 (a) The Executive's rights and obligations under this Agreement shall not be transferrable by assignment or otherwise, nor shall Executive's rights be subject to encumbrance or to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its property or assets.

                 (b) This Agreement and the rights of Executive with respect to the benefits of employment referred to herein constitute the entire Agreement between the parties hereto in respect of the employment of the Executive by the Company and supersede any and all other agreements either oral or in writing between the parties hereto with respect to the employment of the Executive.

                 (c) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction or in an arbitration proceeding, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

                 (d) This Agreement may not be amended or modified except by a written instrument executed by Company and Executive.

                 (e) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of South Carolina.

         18. Construction. Throughout this Agreement the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

         19. Text to Control. The headings of paragraphs and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

         20. Authority. The officer executing this agreement on behalf of the Company has been empowered and directed to do so by the Board of Directors of the Company.

         21. Effective Date. This Agreement may be executed on the dates noted below but shall only be effective on January 1, 1998.


FOR THE COMPANY:                              AMERICAN AIRCARRIERS SUPPORT, INC.


Dated  2/18/98                                By /s/ Karl F. Brown
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                                              Title: President


FOR THE EXECUTIVE:


Dated   2/18/98                               /s/ Elaine Rudisill   (SEAL)
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                                              ELAINE RUDISILL